UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 3, 2005
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On March 4, 2005, OrthoLogic Corp. (the “Company”) announced that it had entered into an employment agreement with Dr. James M. Pusey, dated as of March 3, 2005 (the “Employment Agreement”), pursuant to which Dr. Pusey will serve as the Company’s Chief Executive Officer. The Employment Agreement is filed with this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference. A form of the Confidential Information and Assignment of Inventions Agreement executed by employees in connection with the commencement of their employment with the Company is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

     Under the Employment Agreement, Dr. Pusey’s employment shall commence no later than March 18, 2005, or such earlier date as may be specified by Dr. Pusey (the “Commencement Date”) and may be terminated at any time, with or without cause, at the option of either the Company or Dr. Pusey. It provides for a minimum base salary of $350,000, which may be increased subject to annual reviews, and allows for Dr. Pusey’s participation in a discretionary bonus program, which provides for a bonus of up to 50% of his base salary. Dr. Pusey is also entitled to a signing bonus of $125,000 payable on the Commencement Date and an additional bonus of $125,000 payable after one year of employment or upon termination without cause if such termination occurs prior to the one year anniversary. In addition, the Employment Agreement provides for the reimbursement of certain business, relocation and travel expenses as well as the medical, dental and other fringe benefits generally granted to the Company’s senior management.

     On the date of execution of the Employment Agreement (the “Signing Date”), the Company granted to Dr. Pusey options to purchase 425,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Signing Date, as reported by the Nasdaq Stock Market, and granted to Dr. Pusey, effective as of the Commencement Date, an option to purchase an additional 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on that date, as reported by the Nasdaq Stock Market (the grant of the options to purchase 425,000 shares and 75,000 shares are collectively, the “Initial Option Grant”). The grants are evidenced by a Letter of Stock Option Grant for 200,000 shares and a Letter of Stock Option Grant for 300,000 shares, each of which provide for immediate vesting upon effectiveness of the grants as to 10% of the shares covered thereby and monthly vesting of the remainder in equal amounts over a period of 48 months, subject to continued employment by Dr. Pusey. The Letter of Stock Option Grant for 200,000 shares and the Letter of Stock Option Grant for 300,000 shares are filed with this Form 8-K as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

     On the Signing Date, the Company also granted to Dr. Pusey 200,000 shares of restricted stock of the Company (the “Restricted Shares”). The grant is evidenced by a Letter of Restricted Stock Grant, which is filed with this Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The Letter of Restricted Stock Grant provides that the Restricted Shares shall be subject to restrictions on transferability and forfeiture, with such restrictions to lapse as to 50% of such stock upon the acceptance by the FDA for filing of a New Drug Application for Chrysalin for fresh fracture indications, and with the restrictions to lapse as to the remaining 50% upon the attainment of certain milestones to be mutually agreed upon by Dr. Pusey and the Compensation Committee of the Company’s Board of Directors.

     In the event that the Company undergoes a change of control or a sale of substantially all of its assets, the Employment Agreement provides that Dr. Pusey will be entitled to receive a special bonus of up to $2.0 million, and at least 90% of the shares included in the Initial Option Grant will fully vest and the restrictions on at least 90% of the Restricted Shares will fully lapse upon such a change of control or sale of assets.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On March 3, 2005, Thomas R. Trotter resigned from the positions of President and Chief Executive Officer of the Company effective as of the commencement of the employment of Dr. James M. Pusey as the Company’s President and Chief Executive Officer.

     (c) On March 3, 2005, the Company entered into an employment agreement with Dr. James M. Pusey to serve as the Company’s President and Chief Executive Officer, which employment will be effective on or prior to March 18, 2005.

     Dr. Pusey, 46, most recently served as an executive vice president of neurology at Serono, Inc. USA, a unit of Serono, SA (Geneva, Switzerland). Serono, Inc. USA is a biotechnology company and a developer of recombinant prescription medicines, headquartered in Rockland, Mass. From December 1999 to July 2003, Dr. Pusey was employed by AstraZeneca Pharmaceuticals USA, where he served as Vice President of Marketing and then as a Vice President and Therapeutic Area Leader. Prior to his employment with AstraZeneca, Dr. Pusey held a senior management position with SmithKline Beecham, a research based pharmaceutical company.

     The material terms of the Company’s employment agreement with Dr. Pusey are described in Item 1.01 of this Form 8-K and are incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

     On March 4, 2005, the Company issued a press release announcing the naming of Dr. Pusey as President and Chief Executive Officer of the Company. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of March 3, 2005 between the Company and James M. Pusey
10.2	Form of Confidential Information and Assignment of Inventions Agreement
10.3	Letter of Stock Option Grant for 200,000 shares of the Company’s common stock, dated March 3, 2005
10.4	Letter of Stock Option Grant for 300,000 shares of the Company’s common stock, dated March 3, 2005
10.5	Letter of Restricted Stock Grant, dated March 3, 2005
99.1	Press release dated March 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005	ORTHOLOGIC CORP.

/s/ Sherry A. Sturman

Sherry A. Sturman Chief Financial Officer

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